Exhibit 99.1

Yum China Reports Third Quarter 2019 Results

Total revenues grew 5% or 8% in constant currency;

Total system sales grew 8% and same-store sales grew 2% in constant currency

Shanghai, China (October 30, 2019) – Yum China Holdings, Inc. (the "Company" or "Yum China") (NYSE: YUMC) today reported unaudited results for the third quarter ended September 30, 2019. Reported GAAP results include Special Items, which are excluded from adjusted measures.  Special Items are not allocated to any segment and therefore only impact reported GAAP results of Yum China.  See “Reconciliation of Reported GAAP Results to Adjusted Measures” within this release.

Third Quarter Highlights

●	Total revenues increased 5% year over year to $2.3 billion from $2.2 billion (8% year over year increase excluding foreign currency translation (“F/X”)).
●	Total system sales grew 8% year over year, with growth of 10% at KFC and 3% at Pizza Hut, excluding F/X.
●	Same-store sales grew 2% year over year, with a 3% increase at KFC and a 1% increase at Pizza Hut, excluding F/X.
●	Restaurant margin was 17.7%, compared with 17.6% in the prior year period.
●	Operating Profit increased 11% year over year to $300 million from $269 million (14% year over year increase excluding F/X).
●	Effective tax rate was 26.9%.
●

Net Income increased 11% to $223 million from $203 million in the prior year period, primarily due to the increase in operating profit and mark to market gain from our equity investment in Meituan Dianping.

●	Diluted EPS increased 14% to $0.58 from $0.51 in the prior year period (8% year over year increase excluding the $0.03 per share mark to market gain from our equity investment in Meituan Dianping).
●	Opened 231 new restaurants during the quarter, bringing total store count to 8,917 across more than 1,300 cities.

Key Financial Results

	Third Quarter 2019				Year to Date Ended 9/30/2019
	% Change				% Change
	System Sales	Same-Store Sales	Net New Units	Operating Profit	System Sales	Same-Store Sales	Net New Units	Operating Profit
Yum China	+8	+2	+7	+11	+9	+4	+7	(6)
KFC	+10	+3	+9	+12	+11	+4	+9	+4
Pizza Hut	+3	+1	+2	(29)	+3	+1	+2	+9

	Third Quarter				Year to Date Ended 9/30
(in US$ million, except			% Change				% Change
for per share data and percentages)	2019	2018	Reported	Ex F/X	2019	2018	Reported	Ex F/X
Operating Profit	$300	$269	+11	+14	$807	$857	(6)	(1)
Adjusted Operating Profit[1]	$300	$269	+11	+14	$807	$759	+6	+12
Net Income	$223	$203	+11	+14	$623	$634	(2)	+4
Adjusted Net Income[1]	$223	$203	+11	+14	$631	$560	+13	+19
Basic Earnings Per Common Share	$0.59	$0.53	+11	+15	$1.65	$1.64	+1	+6
Adjusted Basic Earnings Per
Common Share[1]	$0.59	$0.53	+11	+15	$1.67	$1.45	+15	+21
Diluted Earnings Per Common Share	$0.58	$0.51	+14	+16	$1.60	$1.59	+1	+6
Adjusted Diluted Earnings Per
Common Share[1]	$0.58	$0.51	+14	+16	$1.62	$1.41	+15	+21

1 See “Reconciliation of Reported GAAP Results to Adjusted Measures” included in the accompanying tables of this release for further details.

Note:  All comparisons are versus the same period a year ago.

NM refers to changes over 100%, from negative to positive amounts or from zero to an amount.

Yum China Holdings, Inc. •  Shanghai, China •  Website http://ir.yumchina.com

Percentages may not recompute due to rounding.

System sales and same-store sales percentages exclude the impact of F/X.

CEO and CFO Comments

Joey Wat, CEO of Yum China, commented, “We are pleased with our continued strong performance in the third quarter, which was driven by our competitive positioning, leading digital capabilities and ongoing innovation across the business. We achieved our 12th consecutive quarter of system sales growth since the spin-off, highlighting the strength of our business model and demonstrating our ability to effectively adapt to changing market conditions. KFC delivered solid sales and profit growth as we strategically decreased promotion intensity to protect margins. Pizza Hut maintained positive sales momentum with a decline in margin during the quarter due to the important and necessary long-term investments in the revitalization program.”

“We will continue to build on KFC’s resilient business model, cement the revitalization of Pizza Hut, invest in the growth of our smaller brands and sharpen our industry-leading digital ecosystem, which enables us to meet customer demands and manage the business effectively,” continued Ms. Wat. “We are cautiously optimistic about the future because we see significant growth opportunities in China, and we will focus on leveraging our competitive advantages to succeed in this dynamic environment.”

Andy Yeung, CFO of Yum China, added, “I am very excited to have joined the Yum China team and am pleased to be reporting another strong set of quarterly results, which highlight Yum China’s strength in many areas. We continued rapid expansion of our store network and maintained very healthy cash payback for our new stores. We also delivered strong sales, operating profit and EPS growth despite continued pressure from higher chicken and labor costs. In addition, we returned $109 million to shareholders through dividends and share repurchases in the quarter. Looking ahead, we will continue to focus on driving sales and managing costs while making prudent investments to drive long-term growth. As always, we remain committed to driving significant overall value to our shareholders.”

Dividend and Share Repurchase

●

The Board of Directors declared a cash dividend of $0.12 per share on Yum China’s common stock, payable as of the close of business on December 17, 2019 to shareholders of record as of the close of business on November 26, 2019.

●	During the third quarter, we repurchased approximately 1.4 million shares of Yum China common stock for $64.0 million at an average price of $44.70 per share.

Digital and Delivery

●

As of September 30, 2019, the KFC loyalty program had over 200 million members and the Pizza Hut loyalty program had over 65 million members, an increase of 55 million and 15 million, respectively, year over year.

●	Digital payments accounted for 91% of Company sales in the quarter, an increase of 9 percentage points year over year.
●

Delivery contributed to 20% of Company sales in the third quarter of 2019, an increase of 3 percentage points year over year. Delivery services are now available in 1,225 cities, up from 1,063 cities at the end of the prior year period.

New-Unit Development and Asset Upgrade

●	The Company opened 231 new restaurants and remodeled 222 restaurants in the third quarter of 2019.
	New Units		Restaurant Count
	Third Quarter	Year to Date	As of 9/30
	2019	Ended 9/30/2019	2019	2018
Yum China	231	646	8,917	8,313
KFC	174	501	6,324	5,800
Pizza Hut	24	84	2,255	2,215
Others[2]	33	61	338	298

2 Others include Little Sheep, East Dawning, Taco Bell and COFFii & JOY.

Restaurant Margin

●

In the third quarter of 2019, Yum China restaurant margin was 17.7%, as compared with 17.6% in the prior year period, primarily attributable to sales leverage, productivity improvement and other cost savings, partially offset by wage and commodity inflation and promotional activities.

	Third Quarter			Year to Date Ended 9/30
	2019	2018	% pts change	2019	2018	% pts change
Yum China	17.7%	17.6%	+0.1	17.0%	16.9%	+0.1
KFC	20.1%	19.2%	+0.9	18.8%	19.0%	(0.2)
Pizza Hut	11.4%	13.8%	(2.4)	12.4%	11.8%	+0.6

2019 Outlook

●	The Company continues to expect fiscal year 2019 targets as follows:
-	Between 800 and 850 gross new units.
-	Capital expenditures between $475 million and $525 million.
-	Effective tax rate below 28%, excluding any impact from the Company’s equity investment in Meituan Dianping.

The Company provides its effective tax rate outlook excluding any impact from its investment in Meituan Dianping, which will be subject to mark to market accounting and may be significant.

Exhibit 99.1

Conference Call

Yum China’s management will hold an earnings conference call at 8:00 p.m. U.S. Eastern Time on Tuesday, October 29, 2019 (8:00 a.m. Beijing/Hong Kong Time on Wednesday, October 30, 2019). A copy of the presentation will be available on the Yum China Holdings, Inc. website, http://ir.yumchina.com.

U.S.:	+1 845 675 0437
Mainland China:	400 620 8038 or 800 819 0121
Hong Kong:	+852 3018 6771
U.K.:	+44 20 36214779
International:	+65 6713 5090
Password:	Yum China

A replay of the conference call will be available two hours after the call ends until 8:00 a.m. U.S. Eastern Time on Wednesday, November 6, 2019 (9:00 p.m. Beijing/Hong Kong Time on Wednesday, November 6, 2019) and may be accessed by phone at the following numbers:

U.S.:	+1 855 452 5696
International:	+61 2 9003 4211
Passcode:	7952028

Additionally, a live webcast and an archived webcast of this conference call will be available at http://ir.yumchina.com.

Forward-Looking Statements

This press release contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, including under “2019 Outlook.” We intend all forward-looking statements to be covered by the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements generally can be identified by the fact that they do not relate strictly to historical or current facts and by the use of forward-looking words such as “expect,” “expectation,” “believe,” “anticipate,” “may,” “could,” “intend,” “belief,” “plan,” “estimate,” “target,” “predict,” “project,” “likely,” “will,” “continue,” “should,” “forecast,” “outlook” or similar terminology. These statements are based on current estimates and assumptions made by us in light of our experience and perception of historical trends, current conditions and expected future developments, as well as other factors that we believe are appropriate and reasonable under the circumstances, but there can be no assurance that such estimates and assumptions will prove to be correct. Forward-looking statements include, without limitation, statements regarding the future strategies, business plans, investment plans, earnings, performance and returns of Yum China, statements regarding the revitalization of Pizza Hut, anticipated effects of population and macroeconomic trends, the capital structure and effective tax rate of Yum China, the anticipated effects of our digital and delivery capabilities on growth and beliefs regarding the long-term drivers of Yum China’s business. Forward-looking statements are not guarantees of performance and are inherently subject to known and unknown risks and uncertainties that are difficult to predict and could cause our actual results or events to differ materially from those indicated by those statements. We cannot assure you that any of our expectations, estimates or assumptions will be achieved. The forward-looking statements included in this press release are only made as of the date of this press release, and we disclaim any obligation to publicly update any forward-looking statement to reflect subsequent events or circumstances, except as required by law. Numerous factors could cause our actual results or events to differ materially from those expressed or implied by forward-looking statements, including, without limitation: whether we are able to achieve development goals at the times and in the amounts currently anticipated, if at all, the success of our marketing campaigns and product innovation, our ability to maintain food safety and quality control systems, our ability to control costs and expenses, including tax costs, as well as changes in political, economic and regulatory conditions in China. In addition, other risks and uncertainties not presently known to us or that we currently believe to be immaterial could affect the accuracy of any such forward-looking statements. All forward-looking statements should be evaluated with the understanding of their inherent uncertainty. You should consult our filings with the Securities and Exchange Commission (including the information set forth under the captions “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in our Annual Report on Form 10-K) for additional detail about factors that could affect our financial and other results.

Yum China Holdings, Inc. •  Shanghai, China •  Website http://ir.yumchina.com

About Yum China Holdings, Inc.

Yum China Holdings, Inc. is a licensee of Yum! Brands in mainland China. It has exclusive rights in mainland China to KFC, China's leading quick-service restaurant brand, Pizza Hut, the leading casual dining restaurant brand in China, and Taco Bell, a California-based restaurant chain serving innovative Mexican-inspired food. Yum China also owns the Little Sheep, East Dawning and COFFii & JOY concepts outright. The Company had more than 8,900 restaurants in over 1,300 cities at the end of September 2019. In 2019, Yum China was named to the Bloomberg Gender-Equality Index and was certified as a Top Employer 2019 in China by the Top Employers Institute. For more information, please visit http://ir.yumchina.com.

Investor Relations Contact:
Tel: +86 21 2407 7556 IR@YumChina.com

Media Contact:
Tel: +86 21 2407 7510 Media@YumChina.com

Yum China Holdings, Inc.

Condensed Consolidated Statements of Income

(in US$ million, except per share data)

(unaudited)

	Quarter Ended		% Change		Year to Date Ended		% Change
	9/30/2019	9/30/2018	B/(W)		9/30/2019	9/30/2018	B/(W)
Revenues
Company sales	$2,097	$2,008	4		$6,112	$5,912	3
Franchise fees and income	38	36	7		113	110	3
Revenues from transactions with franchisees and unconsolidated affiliates	172	159	8		496	461	8
Other revenues	12	9	39		26	18	45
Total revenues	2,319	2,212	5		6,747	6,501	4
Costs and Expenses, Net
Company restaurants
Food and paper	651	610	(7)		1,896	1,775	(7)
Payroll and employee benefits	455	430	(6)		1,371	1,296	(6)
Occupancy and other operating expenses	619	615	(1)		1,804	1,841	2
Company restaurant expenses	1,725	1,655	(4)		5,071	4,912	(3)
General and administrative expenses	117	119	—		340	334	(2)
Franchise expenses	19	18	(3)		55	55	1
Expenses for transactions with franchisees and unconsolidated affiliates	167	156	(7)		488	454	(7)
Other operating costs and expenses	9	6	(56)		20	17	(21)
Closures and impairment (income) expenses, net	(1)	(1)	18		14	15	6
Other income, net	(17)	(10)	73		(48)	(143)	(67)
Total costs and expenses, net	2,019	1,943	(4)		5,940	5,644	(5)
Operating Profit	300	269	11		807	857	(6)
Interest income, net	10	10	6		29	28	4
Investment gain	12	—	NM		39	—	NM
Income Before Income Taxes	322	279	15		875	885	(1)
Income tax provision	(87)	(67)	(28)		(226)	(227)	1
Net income – including noncontrolling interests	235	212	11		649	658	(1)
Net income – noncontrolling interests	12	9	(26)		26	24	(6)
Net Income – Yum China Holdings, Inc.	$223	$203	11		$623	$634	(2)
Effective tax rate	26.9%	24.2%	(2.7)	ppts.	25.8%	25.7%	(0.1)	ppts.

Basic Earnings Per Common Share	$0.59	$0.53			$1.65	$1.64
Weighted average shares outstanding (in millions)	377	384			378	386

Diluted Earnings Per Common Share	$0.58	$0.51			$1.60	$1.59
Weighted average shares outstanding (in millions)	388	394			389	398

Cash Dividends Declared Per Common Share	$0.12	$0.10			$0.36	$0.30

Company sales	100.0%	100.0%			100.0%	100.0%
Food and paper	31.0	30.4	(0.6)	ppts.	31.0	30.0	(1.0)	ppts.
Payroll and employee benefits	21.7	21.4	(0.3)	ppts.	22.4	21.9	(0.5)	ppts.
Occupancy and other operating expenses	29.6	30.6	1.0	ppts.	29.6	31.2	1.6	ppts.
Restaurant margin	17.7%	17.6%	0.1	ppts.	17.0%	16.9%	0.1	ppts.
Operating margin	14.3%	13.4%	0.9	ppts.	13.2%	14.5%	(1.3)	ppts.

Percentages may not recompute due to rounding.

Yum China Holdings, Inc.

KFC Operating Results

(in US$ million)

(unaudited)

	Quarter Ended		% Change		Year to Date Ended		% Change
	9/30/2019	9/30/2018	B/(W)		9/30/2019	9/30/2018	B/(W)
Revenues
Company sales	$1,546	$1,452	6		$4,495	$4,248	6
Franchise fees and income	35	34	4		104	104	1
Revenues from transactions with franchisees and unconsolidated affiliates	16	15	9		48	47	3
Other revenues	1	—	NM		1	—	NM
Total revenues	1,598	1,501	6		4,648	4,399	6
Costs and Expenses, Net
Company restaurants
Food and paper	477	444	(7)		1,403	1,281	(10)
Payroll and employee benefits	311	297	(5)		942	879	(7)
Occupancy and other operating expenses	447	432	(3)		1,305	1,281	(2)
Company restaurant expenses	1,235	1,173	(5)		3,650	3,441	(6)
General and administrative expenses	50	44	(16)		148	135	(10)
Franchise expenses	18	17	(2)		53	53	—
Expenses for transactions with franchisees and unconsolidated affiliates	16	15	(4)		48	47	(2)
Closures and impairment expenses, net	—	—	NM		7	6	(7)
Other income, net	(16)	(12)	34		(46)	(42)	7
Total costs and expenses, net	1,303	1,237	(5)		3,860	3,640	(6)
Operating Profit	$295	$264	12		$788	$759	4
Company sales	100.0%	100.0%			100.0%	100.0%
Food and paper	30.9	30.6	(0.3)	ppts.	31.2	30.2	(1.0)	ppts.
Payroll and employee benefits	20.1	20.4	0.3	ppts.	21.0	20.7	(0.3)	ppts.
Occupancy and other operating expenses	28.9	29.8	0.9	ppts.	29.0	30.1	1.1	ppts.
Restaurant margin	20.1%	19.2%	0.9	ppts.	18.8%	19.0%	(0.2)	ppts.
Operating margin	19.1%	18.1%	1.0	ppts.	17.5%	17.8%	(0.3)	ppts.

Percentages may not recompute due to rounding.

Yum China Holdings, Inc.

Pizza Hut Operating Results

(in US$ million)

(unaudited)

	Quarter Ended		% Change		Year to Date Ended		% Change
	9/30/2019	9/30/2018	B/(W)		9/30/2019	9/30/2018	B/(W)
Revenues
Company sales	$540	$548	(1)		$1,588	$1,640	(3)
Franchise fees and income	1	1	NM		3	2	68
Revenues from transactions with franchisees and unconsolidated affiliates	1	1	NM		3	1	NM
Other revenues	—	—	NM		1	—	NM
Total revenues	542	550	(1)		1,595	1,643	(3)
Costs and Expenses, Net
Company restaurants
Food and paper	170	163	(5)		484	486	—
Payroll and employee benefits	140	130	(8)		420	410	(2)
Occupancy and other operating expenses	168	179	7		487	551	12
Company restaurant expenses	478	472	(1)		1,391	1,447	4
General and administrative expenses	25	24	(6)		76	80	5
Franchise expenses	1	1	(73)		2	2	(34)
Expenses for transactions with franchisees and unconsolidated affiliates	1	1	NM		3	1	NM
Other operating costs and expenses	—	—	NM		1	—	NM
Closures and impairment (income) expenses, net	(1)	(1)	77		5	9	38
Other income, net	—	—	NM		—	(2)	NM
Total costs and expenses, net	504	497	(2)		1,478	1,537	4
Operating Profit	$38	$53	(29)		$117	$106	9
Company sales	100.0%	100.0%			100.0%	100.0%
Food and paper	31.5	29.7	(1.8)	ppts.	30.5	29.6	(0.9)	ppts.
Payroll and employee benefits	26.0	23.8	(2.2)	ppts.	26.5	25.0	(1.5)	ppts.
Occupancy and other operating expenses	31.1	32.7	1.6	ppts.	30.6	33.6	3.0	ppts.
Restaurant margin	11.4%	13.8%	(2.4)	ppts.	12.4%	11.8%	0.6	ppts.
Operating margin	7.0%	9.8%	(2.8)	ppts.	7.4%	6.5%	0.9	ppts.

Percentages may not recompute due to rounding.

Yum China Holdings, Inc.

Condensed Consolidated Balance Sheets

(in US$ million)

	9/30/2019	12/31/2018
	(Unaudited)
ASSETS
Current Assets
Cash and cash equivalents	$1,355	$1,266
Short-term investments	364	122
Accounts receivable, net	79	80
Inventories, net	317	307
Prepaid expenses and other current assets	141	177
Total Current Assets	2,256	1,952
Property, plant and equipment, net	1,506	1,615
Operating lease right-of-use assets	1,893	—
Goodwill	256	266
Intangible assets, net	97	116
Deferred income taxes	89	89
Investments in unconsolidated affiliates	74	81
Other assets	539	491
Total Assets	6,710	4,610
LIABILITIES, REDEEMABLE NONCONTROLLING INTEREST AND EQUITY
Current Liabilities
Accounts payable and other current liabilities	1,566	1,199
Income taxes payable	82	54
Total Current Liabilities	1,648	1,253
Non-current operating lease liabilities	1,729	—
Capital lease obligations	23	25
Other liabilities	195	355
Total Liabilities	3,595	1,633
Redeemable Noncontrolling Interest	1	1
Equity
Common stock, $0.01 par value; 1,000 million shares authorized; 394 million shares and 392 million shares issued at September 30, 2019 and December 31, 2018, respectively; 376 million shares and 379 million shares outstanding at September 30, 2019 and December 31, 2018, respectively	4	4
Treasury stock	(664)	(460)
Additional paid-in capital	2,423	2,402
Retained earnings	1,371	944
Accumulated other comprehensive loss	(109)	(17)
Total Equity – Yum China Holdings, Inc.	3,025	2,873
Noncontrolling interests	89	103
Total Equity	3,114	2,976
Total Liabilities, Redeemable Noncontrolling Interest and Equity	$6,710	$4,610

Yum China Holdings, Inc.

Condensed Consolidated Statements of Cash Flows

(in US$ million)

(unaudited)

	Year to Date Ended
	9/30/2019	9/30/2018
Cash Flows – Operating Activities
Net income – including noncontrolling interests	$649	$658
Depreciation and amortization	322	343
Amortization of operating lease right-of-use assets	251	—
Closures and impairment expenses	14	15
Gain from re-measurement of equity interest upon acquisition	—	(98)
Investment gain	(39)	—
Equity income from investments in unconsolidated affiliates	(56)	(52)
Distributions of income received from unconsolidated affiliates	50	51
Deferred income taxes	12	46
Share-based compensation expense	21	18
Changes in accounts receivable	(2)	2
Changes in inventories	(22)	14
Changes in prepaid expenses and other current assets	7	(13)
Changes in accounts payable and other current liabilities	118	184
Changes in income taxes payable	32	41
Changes in non-current operating lease liabilities	(280)	—
Other, net	(32)	(36)
Net Cash Provided by Operating Activities	1,045	1,173
Cash Flows – Investing Activities
Capital spending	(310)	(359)
Purchases of short-term investments	(619)	(513)
Maturities of short-term investments	366	513
Acquisition of business, net of cash acquired	—	(91)
Investment in equity securities	—	(74)
Other, net	10	(3)
Net Cash Used in Investing Activities	(553)	(527)
Cash Flows – Financing Activities
Repayment of short-term borrowings assumed from acquisition	—	(10)
Repurchase of shares of common stock	(207)	(161)
Cash dividends paid on common stock	(136)	(115)
Dividends paid to noncontrolling interests	(25)	(29)
Other, net	—	(3)
Net Cash Used in Financing Activities	(368)	(318)
Effect of Exchange Rates on Cash and Cash Equivalents and Restricted Cash	(26)	(53)
Net Increase in Cash, Cash Equivalents and Restricted Cash	98	275
Cash, Cash Equivalents and Restricted Cash - Beginning of Period	1,266	1,059
Cash, Cash Equivalents and Restricted Cash - End of Period	$1,364	$1,334

In this press release:

●

The Company provides certain percentage changes excluding the impact of foreign currency translation (“F/X”). These amounts are derived by translating current year results at prior year average exchange rates. We believe the elimination of the F/X impact provides better year-to-year comparability without the distortion of foreign currency fluctuations.

●

System sales growth reflects the results of all restaurants regardless of ownership, including Company-owned, franchise and unconsolidated affiliate restaurants that operate our restaurant concepts, except for non-Company-owned restaurants for which we do not receive a sales-based royalty. Sales of franchise and unconsolidated affiliate restaurants typically generate ongoing franchise fees for the Company at a rate of approximately 6% of system sales. Franchise and unconsolidated affiliate restaurant sales are not included in Company sales in the Condensed Consolidated Statements of Income; however, the franchise fees are included in the Company’s revenues. We believe system sales growth is useful to investors as a significant indicator of the overall strength of our business as it incorporates all of our revenue drivers, Company and franchise same-store sales as well as net unit growth.

●

Effective January 1, 2018, the Company revised its definition of same-store sales growth to represent the estimated percentage change in sales of food of all restaurants in the Company system that have been open prior to the first day of our prior fiscal year. We refer to these as our “base” stores. Previously, same-store sales growth represented the estimated percentage change in sales of all restaurants in the Company system that have been open for one year or more, and the base stores changed on a rolling basis from month to month. This revision was made to align with how management measures performance internally and focuses on trends of a more stable base of stores.

●

Company Restaurant profit (“Restaurant profit”) is defined as Company sales less expenses incurred directly by our Company-owned restaurants in generating Company sales. Company restaurant margin percentage is defined as Restaurant profit divided by Company sales.

Reconciliation of Reported GAAP Results to Adjusted Measures

(in millions, except per share data)

(unaudited)

In addition to the results provided in accordance with US Generally Accepted Accounting Principles (“GAAP”) in this press release, the Company provides measures adjusted for Special Items, which include Adjusted Operating Profit, Adjusted Net Income, Adjusted EPS, Adjusted Effective Tax Rate and Adjusted EBITDA, which we define as net income including noncontrolling interests adjusted for income tax, interest income, net, investment gain or loss, depreciation, amortization and other items, including store impairment charges and Special Items. The Special Item for the year to date ended September 30, 2019 represents the impact from the US Tax Cuts and Jobs Act (the “Tax Act”), as described in the accompanying notes. The Special Item for the year to date ended September 30, 2018 represents a gain recognized from the re-measurement of our previously held equity interest in Wuxi KFC at fair value upon acquisition, as described in the accompanying notes. The Company excludes impact from Special Items for the purpose of evaluating performance internally. Special Items are not included in any of our segment results. In addition, the Company provides Adjusted EBITDA because we believe that investors and analysts may find it useful in measuring operating performance without regard to items such as income tax, interest income, net, investment gain or loss, depreciation, amortization and other items, including store impairment charges and Special Items. These adjusted measures are not intended to replace the presentation of our financial results in accordance with GAAP.  Rather, the Company believes that the presentation of these adjusted measures provide additional information to investors to facilitate the comparison of past and present results, excluding those items that the Company does not believe are indicative of our ongoing operations due to their nature.  These adjusted measures should not be considered in isolation or as a substitute for GAAP financial results, but should be read in conjunction with the unaudited Condensed Consolidated Statements of Income and other information presented herein. A reconciliation of the most directly comparable GAAP measures to adjusted measures follows.

	Quarter Ended		Year to Date Ended
	9/30/2019	9/30/2018	9/30/2019	9/30/2018
Detail of Special Items

Gain from re-measurement of equity interest upon acquisition(b)	$—	$—	$—	$98
Special Items, Operating Profit	—	—	—	98
Tax effect on Special Items(c)	—	—	—	(24)
Impact from the Tax Act(d)	—	—	(8)	—
Special Items, net income – including noncontrolling interests	—	—	(8)	74
Special Items, net income – noncontrolling interests	—	—	—	—
Special Items, Net Income –Yum China Holdings, Inc.	$—	$—	$(8)	$74
Weighted Average Diluted Shares Outstanding	388	394	389	398
Special Items, Diluted Earnings Per Common Share	$—	$—	$(0.02)	$0.18
Reconciliation of Operating Profit to Adjusted Operating Profit
Operating Profit	$300	$269	$807	$857
Special Items, Operating Profit	—	—	—	98
Adjusted Operating Profit	$300	$269	$807	$759
Reconciliation of Net Income to Adjusted Net Income
Net Income – Yum China Holdings, Inc.	$223	$203	$623	$634
Special Items, Net Income –Yum China Holdings, Inc.	—	—	(8)	74
Adjusted Net Income – Yum China Holdings, Inc.	$223	$203	$631	$560
Reconciliation of EPS to Adjusted EPS
Basic Earnings Per Common Share	$0.59	$0.53	$1.65	$1.64
Special Items, Basic Earnings Per Common Share	—	—	(0.02)	0.19
Adjusted Basic Earnings Per Common Share	$0.59	$0.53	$1.67	$1.45
Diluted Earnings Per Common Share	$0.58	$0.51	$1.60	$1.59
Special Items, Diluted Earnings Per Common Share	—	—	(0.02)	0.18
Adjusted Diluted Earnings Per Common Share	$0.58	$0.51	$1.62	$1.41
Reconciliation of Effective Tax Rate to Adjusted Effective Tax Rate
Effective tax rate	26.9%	24.2%	25.8%	25.7%
Impact on effective tax rate as a result of Special Items	—%	—%	0.9%	(0.1)%
Adjusted effective tax rate	26.9%	24.2%	24.9%	25.8%

Notes to the Condensed Consolidated Statements of Income, Condensed Consolidated Balance Sheets,

Condensed Consolidated Statements of Cash Flows and Reconciliation of Reported GAAP Results to Adjusted Measures

(in US$ million)

(unaudited)

(a)	Amounts presented as of and for the quarters and years to date ended September 30, 2019 and 2018 are unaudited.
(b)

As a result of the acquisition of Wuxi KFC in the first quarter of 2018, the Company recognized a gain of $98 million from the re-measurement of our previously held 47% equity interest at fair value, which was not allocated to any segment for performance reporting purposes.

(c)	The tax expense was determined based upon the nature, as well as the jurisdiction, of each Special Item at the applicable tax rate.
(d)

We completed the evaluation of the impact on our transition tax computation based on the final regulations released by the US Treasury Department and the IRS in the first quarter of 2019 and recorded an additional amount of $8 million for the transition tax accordingly.

Reconciliation of Net Income to Adjusted EBITDA

(in US$ million)

(unaudited)

Net income, along with the reconciliation to Adjusted EBITDA, is presented below.

	Quarter Ended		Year to Date Ended
	9/30/2019	9/30/2018	9/30/2019	9/30/2018
Reconciliation of Net Income to Adjusted EBITDA
Net Income – Yum China Holdings, Inc.	$223	$203	$623	$634
Net income – noncontrolling interests	12	9	26	24
Income tax provision	87	67	226	227
Interest income, net	(10)	(10)	(29)	(28)
Investment gain	(12)	—	(39)	—
Operating Profit	300	269	807	857
Special Items, Operating Profit	—	—	—	(98)
Adjusted Operating Profit	300	269	807	759
Depreciation and amortization	105	108	322	343
Store impairment charges	2	2	27	23
Adjusted EBITDA	$407	$379	$1,156	$1,125

Unit Count by Brand

KFC

	12/31/2018	New Builds	Closures	Refranchised	9/30/2019
Company-owned	4,597	398	(62)	(8)	4,925
Unconsolidated affiliates	811	69	(17)		863
Franchisees	502	34	(8)	8	536
Total	5,910	501	(87)	—	6,324

Pizza Hut

	12/31/2018	New Builds	Closures	Refranchised	9/30/2019
Company-owned	2,188	75	(68)	(30)	2,165
Franchisees	52	9	(1)	30	90
Total	2,240	84	(69)	—	2,255

Others

	12/31/2018	New Builds	Closures	Refranchised	9/30/2019
Company-owned	47	38	(2)	(2)	81
Franchisees	287	23	(55)	2	257
Total	334	61	(57)	—	338

Yum China Holdings, Inc.

Segment Results

(in US$ million)

(unaudited)

Quarter Ended 9/30/2019	KFC	Pizza Hut	All Other Segments(1)	Corporate and Unallocated(2)	Elimination	Total
Company sales	$1,546	$540	$11	$—	$—	$2,097
Franchise fees and income	35	1	2	—	—	38
Revenues from transactions with franchisees and unconsolidated affiliates	16	1	8	147	—	172
Other revenues	1	—	19	1	(9)	12
Total revenues	$1,598	$542	$40	$148	$(9)	$2,319
Company restaurant expenses	1,235	478	12	—	—	1,725
General and administrative expenses	50	25	8	34	—	117
Franchise expenses	18	1	—	—	—	19
Expenses for transactions with franchisees and unconsolidated affiliates	16	1	5	145	—	167
Other operating costs and expenses	—	—	17	1	(9)	9
Closures and impairment income, net	—	(1)	—	—	—	(1)
Other income, net	(16)	—	—	(1)	—	(17)
Total costs and expenses, net	1,303	504	42	179	(9)	2,019
Operating Profit (Loss)	$295	$38	$(2)	$(31)	$—	$300

Quarter Ended 9/30/2018	KFC	Pizza Hut	All Other Segments(1)	Corporate and Unallocated(2)	Elimination	Total
Company sales	$1,452	$548	$8	$—	$—	$2,008
Franchise fees and income	34	1	1	—	—	36
Revenues from transactions with franchisees and unconsolidated affiliates	15	1	7	136	—	159
Other revenues	—	—	14	1	(6)	9
Total revenues	$1,501	$550	$30	$137	$(6)	$2,212
Company restaurant expenses	1,173	472	9	—	1	1,655
General and administrative expenses	44	24	9	42	—	119
Franchise expenses	17	1	—	—	—	18
Expenses for transactions with franchisees and unconsolidated affiliates	15	1	5	135	—	156
Other operating costs and expenses	—	—	13	—	(7)	6
Closures and impairment income, net	—	(1)	—	—	—	(1)
Other income, net	(12)	—	—	2	—	(10)
Total costs and expenses, net	1,237	497	36	179	(6)	1,943
Operating Profit (Loss)	$264	$53	$(6)	$(42)	$—	$269

Year to Date Ended 9/30/2019	KFC	Pizza Hut	All Other Segments(1)	Corporate and Unallocated(2)	Elimination	Total
Company sales	$4,495	$1,588	$29	$—	$—	$6,112
Franchise fees and income	104	3	6	—	—	113
Revenues from transactions with franchisees and unconsolidated affiliates	48	3	20	425	—	496
Other revenues	1	1	49	3	(28)	26
Total revenues	$4,648	$1,595	$104	$428	$(28)	$6,747
Company restaurant expenses	3,650	1,391	31	—	(1)	5,071
General and administrative expenses	148	76	24	92	—	340
Franchise expenses	53	2	—	—	—	55
Expenses for transactions with franchisees and unconsolidated affiliates	48	3	16	421	—	488
Other operating costs and expenses	—	1	43	3	(27)	20
Closures and impairment expenses, net	7	5	2	—	—	14
Other income, net	(46)	—	—	(2)	—	(48)
Total costs and expenses, net	3,860	1,478	116	514	(28)	5,940
Operating Profit (Loss)	$788	$117	$(12)	$(86)	$—	$807

Year to Date Ended 9/30/2018	KFC	Pizza Hut	All Other Segments(1)	Corporate and Unallocated(2)	Elimination	Total
Company sales	$4,248	$1,640	$24	$—	$—	$5,912
Franchise fees and income	104	2	4	—	—	110
Revenues from transactions with franchisees and unconsolidated affiliates	47	1	18	395	—	461
Other revenues	—	—	25	2	(9)	18
Total revenues	$4,399	$1,643	$71	$397	$(9)	$6,501
Company restaurant expenses	3,441	1,447	25	—	(1)	4,912
General and administrative expenses	135	80	25	94	—	334
Franchise expenses	53	2	—	—	—	55
Expenses for transactions with franchisees and unconsolidated affiliates	47	1	14	392	—	454
Other operating costs and expenses	—	—	24	1	(8)	17
Closures and impairment expenses, net	6	9	—	—	—	15
Other income, net	(42)	(2)	(1)	(98)	—	(143)
Total costs and expenses, net	3,640	1,537	87	389	(9)	5,644
Operating Profit (Loss)	$759	$106	$(16)	$8	$—	$857

The above tables reconcile segment information, which is based on management responsibility, with our Condensed Consolidated Statements of Income.

(1)

Starting from the first quarter of 2019, our newly developed COFFii & JOY concept and e-commerce business became operating segments, as their financial results started being regularly reviewed by the Company’s chief operating decision maker. Accordingly, our six non-reportable operating segments, reflecting the operations of East Dawning, Little Sheep, Taco Bell, Daojia, COFFii & JOY and our e-commerce business, are combined and referred to as All Other Segments, as those operating segments are insignificant both individually and in the aggregate. Segment financial information for prior quarters has been recast to align with this change in segment reporting. There was no impact on the condensed consolidated financial statements of the Company as a result of this change.

(2)

Corporate and unallocated expenses comprise items that are not allocated to segments for performance reporting purposes. Amount includes revenues and expenses associated with transactions with franchisees and unconsolidated affiliates such as inventory procurement and other services provided to franchisees and unconsolidated affiliates. The Corporate and Unallocated column in the above tables includes, among other amounts, all amounts that we have deemed Special Items. See “Reconciliation of Reported GAAP Results to Adjusted Measures”.